Exhibit 1

AGREEMENT OF JOINT FILING

Each of the undersigned acknowledges and agrees that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned with respect to the Class A common stock, par value $0.00001 per share, of Endeavor Group Holdings, Inc., and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. Each of the undersigned acknowledges that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated: April 9, 2024

MUBADALA INVESTMENT COMPANY PJSC

By:	/s/ Samer Halawa
Name:	Samer Halawa
Title:	Chief Legal Officer

MAMOURA DIVERSIFIED GLOBAL HOLDING PJSC

By:	/s/ Samer Halawa
Name:	Samer Halawa
Title:	Chief Legal Officer